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EXHIBIT 21.1

                   SCHEDULE OF SUBSIDIARIES OF THE REGISTRANT

1.  Trident Overseas, F.S.C.
    P.O. Box 309420
    Charlotte Amalie, V.L 00803-9420
    (809) 775-8850

2.  Trident International, Inc.
    1114 Federal Road
    Brookfield, CT 06084-1140
    (203) 740-9333

3.  Trident Printing (Europe) Limited
    Bracetown Business Park
    Clonee, Co. Meath
    Ireland